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                                                                    EXHIBIT 99.1

               [LETTERHEAD OF WORLDWIDE RESTAURANT CONCEPTS, INC.]

FOR IMMEDIATE RELEASE

November 26, 2002

              WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES OPENING
                            OF THE 16TH PAT & OSCAR's

SHERMAN OAKS, Calif.--November 26, 2002--Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced that its Pat & Oscar's division has opened a new restaurant in National City, California. Situated in a popular regional shopping mall, this restaurant is Pat & Oscar's 16th location and features chicken, pizza, salads, ribs and award winning breadsticks served in a friendly, "quick casual" environment.

"A key component of Worldwide Restaurant Concepts growth strategy is the expansion of Pat & Oscar's and we're committed to building new restaurants and widening the geographic reach of the brand. With four locations currently under construction, the National City restaurant is the first of several openings we have scheduled for the coming weeks and months. We're well on track to increase our restaurant count by 30 to 40 percent this fiscal year and expect to maintain this rate of growth in the coming years," said Charles Boppell, President and CEO of Worldwide Restaurant Concepts, Inc.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc., formerly known as Sizzler International, Inc., operates, franchises or joint ventures 322 Sizzler(R) restaurants worldwide, 110 KFC(R) restaurants primarily located in Queensland, Australia, and 16 Pat & Oscar's(SM) restaurants. Additional information about the Company can be found at www.wrconcepts.com.


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Worldwide Restaurant Concepts, Inc.
Page 2 of 2

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include but are not limited to statements regarding: (i) the number of Pat & Oscar's(SM) restaurants that will open during the current fiscal year; and (ii) Pat & Oscar's ability to increase unit count by 30 to 40 percent in the coming fiscal years.

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) Pat & Oscar's ability to acquire a sufficient number of sites that satisfy its real estate selection criteria; (b) the availability of capital to finance new Pat & Oscar's restaurants; and (c) other risks as detailed from time to time in the Company's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

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